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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the incorporation by reference in Registration Statements Nos. 33-90820 and 33-90822 of PennFed Financial Services, Inc. on Form S-8 and Registration Statement No. 333-20499 of PennFed Financial Services, Inc. on Form S-3, of our report dated July 31, 1997, appearing in this Annual Report on Form 10-K of PennFed Financial Services, Inc. for the year ended June 30,
1997.

Deloitte & Touche LLP

Parsippany, New Jersey
September 24, 1997